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                T. ROWE PRICE EQUITY INCOME FUND

           AMENDMENT NO. TO MASTER TRUST AGREEMENT
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     The undersigned Secretary of T. Rowe Price Equity Income Fund under the
Master Trust Agreement dated August 26, 1985 (the "Trust") does hereby certify that pursuant to the provisions of the Trust, the following was duly adopted by the Trustees of the Trust at a meeting of the Board of Trustees duly held on July 24, 2002:

            RESOLVED, that a new class of Shares of the T. Rowe Price Equity Income Fund under the Master Trust Agreement dated August 26, 1985, as amended, be, and it hereby is, established and designated, to be known as the "R Class" or by such other name as the officers of the Trust may deem appropriate, and that said R Class shall be subject to the Rule 18f-3 Plan, substantially in the form submitted to the Trustees at this meeting, with any changes thereto as may hereafter be approved by counsel, which Rule 18f-3 Plan sets forth the separate arrangements and expense allocations of each class of Shares of the Trust, and the officers of the Trust be, and each singly hereby is, authorized and directed to file with the Securities and Exchange Commission said Rule 18f-3 Plan as soon hereafter as practical; and such officers shall be, and each singly hereby is, authorized to prepare, acknowledge and file such other documents and take such further action as to any such officer shall appear appropriate or advisable in order to carry into effect the purposes of this resolutions.

            FURTHER RESOLVED, that Trust is hereby authorized and empowered to issue an unlimited number of each class of Shares of the Sub-Trust known as the "T. Rowe Price Equity Income Fund Shares," including the class referred to in the foregoing resolution as the "R Class," for such consideration as it deems appropriate (but not less than the net asset value of such Shares); and that the officers of the Trust be, and each singly hereby is, authorized and empowered to execute all instruments and documents and to take all actions as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of this resolution and of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned Secretary has hereunto set her hand this ____ day of ________________________, 2002.



                              _____________________________________
                               _____________________________, Secretary